Exhibit 99.1

CAI International, Inc. Reports Results for the Third Quarter of 2019

SAN FRANCISCO--(BUSINESS WIRE)--October 29, 2019--CAI International, Inc. (CAI) (NYSE: CAI), one of the world’s leading transportation finance and logistics companies, today reported results for the third quarter of 2019.

Summary

  Net income from continuing operations attributable to CAI common stockholders for the third quarter of 2019 was $13.0 million, or $0.74 per fully diluted share, compared to $12.3 million, or $0.69 per fully diluted share, for the second quarter of 2019.
  As was previously announced, the company impaired its railcar fleet by $25.6 million, resulting in a $19.9 million loss for the quarter from discontinued operations. Overall, the company reported a loss of $7.0 million, or $0.40 per fully diluted share, for the third quarter of 2019.
  CAI is engaged in ongoing discussions with potential purchasers regarding the sale of its railcar fleet. As a result, the company continues to account for its railcar business as a discontinued operation.
  Container lease revenue for the third quarter of 2019 was $77.3 million, an increase of 2% compared to the second quarter of 2019.
  Logistics revenue for the third quarter of 2019 was $30.3 million, an increase of 2% compared to the second quarter of 2019.
  Average utilization for CAI’s owned container fleet during the third quarter of 2019 was 98.6% compared to 98.8% for the second quarter of 2019.

Additional information on CAI's results, as well as comments on market trends, is available in a presentation posted today on the "Investors" section of CAI's website, www.capps.com.

Victor Garcia, President and Chief Executive Officer of CAI, commented, “For the quarter, CAI reported modest year-over-year growth in revenue from continuing operations despite weak demand conditions that have persisted as a result of the ongoing trade disputes between the United States and China. These geopolitical dynamics and softening economic conditions continue to challenge the overall market for container leasing, impacting the demand for new containers and new factory equipment. We expect this demand profile to continue into the fourth quarter, which is typically a slower time of year. We are encouraged, however, that during the quarter we maintained utilization of 98.6% in our owned fleet.

“New container pricing was steady during the quarter in spite of low demand and minimal production of new equipment. Secondary container pricing in most regions has remained strong and we expect this trend to continue, assuming utilization continues to be high and overall container availability remains limited. We expect to see increased demand in the coming year as a result of higher anticipated container replacement and used container needs in 2020. We estimate that replacement needs alone account for approximately 40% of overall container investment. As we prepare for demand conditions to improve, our primary focus is unchanged – we intend to maintain high utilization rates, position our equipment in high-demand locations, and continue to apply our disciplined approach of only investing when returns are attractive.

“As we announced last quarter, we have been in discussions regarding the sale of our railcar business. While there can be no assurance if or when a transaction to sell all or part of the fleet can be completed, we are engaged in continued discussions with potential purchasers that have expressed interest in the portfolio. In the interim, demand for our railcar fleet in the third quarter has been solid. We continue to get inquiries for many of our railcars and overall monthly lease rates have been steady for most equipment types. For the quarter, the utilization of the railcar fleet was 85.3%.

“The improved results in the logistics segment are a reflection of our continued restructuring efforts initiated in the second quarter. Although the challenging global trade environment and other economic factors impacted demand for transportation services this year, we have continued to add new customer accounts in each of the services we offer and we expect further improvement in the fourth quarter.”

Mr. Garcia concluded, “As we look to the rest of 2019 and beyond, we are actively managing our businesses through the current economic and global trade environment, and taking decisive action to maximize shareholder returns. Above all, we are acting with urgency to achieve a strategic solution for the rail business, drive sustainable growth through considered investment and disciplined cost management across our core businesses, and create value for all stakeholders.”

CAI International, Inc.
Consolidated Balance Sheets
(In thousands, except share information)
(UNAUDITED)

	September 30,	December 31,
	2019	2018
Assets
Current assets
Cash	$21,503	$20,104
Cash held by variable interest entities	26,772	25,211
Accounts receivable, net of allowance for doubtful accounts of $3,626 and $2,042 at September 30, 2019 and December 31, 2018, respectively	93,142	95,942
Current portion of net investment in sales-type and direct finance leases	66,977	75,975
Assets held for sale	284,791	449,730
Prepaid expenses and other current assets	6,394	1,525
Total current assets	499,579	668,487
Restricted cash	27,755	30,668
Rental equipment, net of accumulated depreciation of $598,545 and $557,559 at September 30, 2019 and December 31, 2018, respectively	1,889,266	1,816,794
Net investment in sales-type and direct finance leases	472,790	473,792
Financing receivable	31,661	-
Goodwill	15,794	15,794
Intangible assets, net of accumulated amortization of $6,605 and $5,397 at September 30, 2019 and December 31, 2018, respectively	4,525	5,733
Other non-current assets	9,364	1,349
Total assets	$2,950,734	$3,012,617

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$10,668	$7,371
Accrued expenses and other current liabilities	25,981	25,069
Unearned revenue	6,355	7,573
Current portion of debt	309,500	311,381
Rental equipment payable	54,202	74,139
Total current liabilities	406,706	425,533
Debt	1,819,649	1,847,633
Deferred income tax liability	33,054	38,319
Other non-current liabilities	5,333	-
Total liabilities	2,264,742	2,311,485

Stockholders' equity
Preferred stock, par value $.0001 per share; authorized 10,000,000
8.50% Series A fixed-to-floating rate cumulative redeemable perpetual preferred stock, issued and outstanding 2,199,610 shares, at liquidation preference	54,990	54,990
8.50% Series B fixed-to-floating rate cumulative redeemable perpetual preferred stock, issued and outstanding 1,955,000 shares, at liquidation preference	48,875	48,875
Common stock: par value $.0001 per share; authorized 84,000,000 shares; issued and outstanding 17,425,754 and 18,764,459 shares at September 30, 2019 and December 31, 2018, respectively	2	2
Additional paid-in capital	101,317	132,666
Accumulated other comprehensive loss	(6,845)	(6,513)
Retained earnings	487,653	471,112
Total stockholders' equity	685,992	701,132
Total liabilities and stockholders' equity	$2,950,734	$3,012,617

CAI International, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue
Container lease revenue	$77,300	$75,331	$228,585	$208,298
Logistics revenue	30,270	31,362	87,788	81,251
Total revenue	107,570	106,693	316,373	289,549

Operating expenses
Depreciation of rental equipment	28,750	27,735	85,819	79,016
Storage, handling and other expenses	4,672	2,506	12,631	5,803
Logistics transportation costs	27,037	27,541	77,647	70,536
Gain on sale of used rental equipment	(2,411)	(2,633)	(5,436)	(7,530)
Administrative expenses	12,702	11,895	38,110	33,445
Total operating expenses	70,750	67,044	208,771	181,270

Operating income	36,820	39,649	107,602	108,279

Other expenses
Net interest expense	20,123	15,811	60,049	43,758
Other expense	380	116	537	510
Total other expenses	20,503	15,927	60,586	44,268

Income before income taxes	16,317	23,722	47,016	64,011
Income tax expense	1,152	1,403	2,871	3,197

Income from continuing operations	15,165	22,319	44,145	60,814
Loss from discontinued operations, net of income taxes	(19,912)	(565)	(20,983)	(1,625)
Net (loss) income	(4,747)	21,754	23,162	59,189
Preferred stock dividends	2,207	1,748	6,621	2,917
Net (loss) income attributable to CAI common stockholders	$(6,954)	$20,006	$16,541	$56,272

Amounts attributable to CAI common stockholders
Net income from continuing operations	$12,958	$20,571	$37,524	$57,897
Net loss from discontinued operations	(19,912)	(565)	(20,983)	(1,625)
Net (loss) income attributable to CAI common stockholders	$(6,954)	$20,006	$16,541	$56,272

Net (loss) income per common share attributable to CAI common stockholders
Basic
Continuing operations	$0.75	$1.07	$2.10	$2.93
Discontinued operations	(1.15)	(0.03)	(1.17)	(0.08)
Total basic	$(0.40)	$1.04	$0.93	$2.85
Diluted
Continuing operations	$0.74	$1.06	$2.07	$2.90
Discontinued operations	(1.14)	(0.03)	(1.16)	(0.09)
Total diluted	$(0.40)	$1.03	$0.91	$2.81

Weighted average shares outstanding
Basic	17,330	19,214	17,850	19,741
Diluted	17,525	19,492	18,122	19,997

CAI International, Inc.
Consolidated Statements of Cash Flows
(In thousands, except per share data)
(UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net income	$23,162	$59,189
Loss from discontinued operations, net of income taxes	(20,983)	(1,625)
Income from continuing operations	44,145	60,814
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	85,988	79,128
Amortization of debt issuance costs	3,005	2,648
Amortization of intangible assets	1,208	1,538
Stock-based compensation expense	2,142	1,888
Unrealized loss on foreign exchange	345	317
Gain on sale of rental equipment	(5,436)	(7,530)
Deferred income taxes	1,260	2,424
Bad debt expense (recovery)	1,224	(149)
Changes in other operating assets and liabilities:
Accounts receivable	2,556	(6,889)
Prepaid expenses and other assets	398	(1,611)
Net investment in sales-type and direct finance leases	45,400	-
Accounts payable, accrued expenses and other current liabilities	4,057	(477)
Unearned revenue	(151)	(86)
Net cash provided by operating activities of continuing operations	186,141	132,015
Net cash provided by operating activities of discontinued operations	2,016	7,572
Net cash provided by operating activities	188,157	139,587
Cash flows from investing activities
Purchase of rental equipment	(256,469)	(477,703)
Purchase of financing receivable	(37,139)	-
Proceeds from sale of rental equipment	56,422	43,645
Purchase of furniture, fixtures and equipment	(1,720)	(393)
Receipt of principal payments from financing receivable	1,825	-
Receipt of principal payments from sales-type and direct finance leases	-	26,982
Net cash used in investing activities of continuing operations	(237,081)	(407,469)
Net cash provided by (used in) investing activities of discontinued operations	123,199	(50,800)
Net cash used in investing activities	(113,882)	(458,269)
Cash flows from financing activities
Proceeds from debt	500,582	1,227,412
Principal payments on debt	(419,908)	(981,465)
Debt issuance costs	(724)	(9,882)
Proceeds from issuance of common and preferred stock	-	103,681
Repurchase of common stock	(34,118)	(27,946)
Dividends paid to preferred stockholders	(6,620)	(1,376)
Exercise of stock options	532	24
Net cash provided by financing activities of continuing operations	39,744	310,448
Net cash (used in) provided by financing activities of discontinued operations	(113,098)	31,011
Net cash (used in) provided by financing activities	(73,354)	341,459
Effect on cash of foreign currency translation	(874)	(23)
Net increase in cash and restricted cash	47	22,754
Cash and restricted cash at beginning of the period	75,983	47,209
Cash and restricted cash at end of the period	$76,030	$69,963

CAI International, Inc.
Fleet Data
(UNAUDITED)

			As of September 30,
			2019	2018

Owned container fleet in TEUs			1,623,588	1,435,516
Managed container fleet in TEUs			72,462	75,872
Total container fleet in TEUs			1,696,050	1,511,388

Owned container fleet in CEUs			1,649,465	1,475,142
Managed container fleet in CEUs			88,493	69,134
Total container fleet in CEUs			1,737,958	1,544,276

Owned railcar fleet in units			5,504	7,489

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Average Utilization
Container fleet utilization in CEUs	98.4%	99.2%	98.7%	99.2%
Owned container fleet utilization in CEUs	98.6%	99.2%	98.7%	99.2%
Railcar fleet utilization in units - excluding new units not yet leased	85.3%	89.0%	88.1%	88.1%
Railcar fleet utilization in units - including new units not yet leased	82.1%	84.0%	84.6%	79.1%

			As of September 30,
			2019	2018
Period Ending Utilization
Container fleet utilization in CEUs			98.4%	99.3%
Owned container fleet utilization in CEUs			98.5%	99.3%
Railcar fleet utilization in units - excluding new units not yet leased			85.3%	90.0%
Railcar fleet utilization in units - including new units not yet leased			82.1%	86.6%

Utilization of containers is computed by dividing the total units on lease in CEUs (cost equivalent units), by the total units in our fleet in CEUs.
The total container fleet excludes new units not yet leased and off-hire units designated for sale.
Utilization of railcars is computed by dividing the total number of railcars on lease by the total number of railcars in our fleet.
The impact on utilization of including new units not yet leased in the total railcar fleet has been included in the table above.

CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a standard 20 foot dry van container. For example, the CEU ratio for a standard 40 foot dry van container is 1.6, and a 40 foot high cube container is 1.7.

Conference Call

A conference call to discuss the financial results for the third quarter of 2019 will be held on Tuesday, October 29, 2019 at 5:00 p.m. ET. The dial-in number for the teleconference is 1-888-398-8098; outside of the U.S., call 1-707-287-9363. The call may be accessed live over the internet (listen only) under the “Investors” section of CAI’s website, www.capps.com, by selecting “Q3 2019 Earnings Conference Call.” A webcast replay will be available for 30 days on the “Investors” section of our website.

Earnings Presentation

A presentation summarizing our third quarter 2019 results is available on the “Investors” section of our website, www.capps.com.

About CAI International, Inc.

CAI is one of the world’s leading transportation finance and logistics companies. As of September 30, 2019, CAI operated a worldwide fleet of approximately 1.7 million CEUs of containers, and owned a fleet of 5,504 railcars that it leases within North America. CAI operates through 21 offices located in 12 countries including the United States.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of CAI, including but not limited to: the statements regarding CAI’s intention to sell its remaining railcar fleet, management’s business outlook on the container leasing business and management's outlook for growth of CAI’s leasing investments. These statements and others herein are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties that could cause actual results of operations and other performance measures to differ materially from current expectations including, but not limited to: utilization rates, expected economic conditions, expected growth of international trade, availability of credit on commercially favorable terms or at all, customer demand, container investment levels, container prices, lease rates, increased competition, volatility in exchange rates, growth in world trade and world container trade, the ability of CAI to convert letters of intent with its customers to binding contracts, potential to sell CAI’s securities to the public and others.

CAI refers you to the documents that it has filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. These documents contain additional important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this press release. Furthermore, CAI is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

Contacts

Tim Page, Chief Financial Officer
(415) 788-0100
tpage@capps.com